As filed with the Securities and Exchange Commission on December 6, 2010
Registration No. 333-165166
Registration No. 333- 165166-01

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wintrust Financial Corporation	Wintrust Capital Trust VI
(Exact name of Registrant as specified in its charter)	(Exact name of Co-Registrant as specified in its charter)

Illinois	36-3873352	Delaware	To be applied for
(State or other jurisdiction	(I.R.S. Employer	(State or other jurisdiction	(I.R.S. Employer
of incorporation of	Identification No.)	of incorporation of	Identification No.)
organization)		organization)
727 North Bank Lane
Lake Forest, IL 60045
(847) 615-4096
(Address, including zip code, and telephone number, Including area code, of Registrant’s and Additional Registrants’ principal executive offices)

David A. Dykstra
Senior Executive Vice President and Chief Operating Officer
727 North Bank Lane
Lake Forest, IL 60045
(847) 615-4096
(Name and address, including zip code, and telephone number, including area code, of agent for service for Registrant and Additional Registrants)

Copy to:
Lisa J. Reategui, Esq.
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to the	Offering Price Per	Aggregate	Amount of Registration
Registered (3)	Registered (1)	Unit (1)	Offering Price (1)	Fee (2)
Debt Securities
Common Shares, no par value
Preferred Shares, no par value
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Trust Preferred Securities of Wintrust Capital Trust VI
Junior Subordinated Debentures
Guarantee of Wintrust Financial Corporation with respect to Trust Preferred Securities of Wintrust Capital Trust VI

(1)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of securities as may from time to time to be issued at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all registration fees.

(3)	The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table.

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of registering a new class of debt securities and filing the required exhibits to the Registration Statement, and no changes or additions are being made hereby to the Prospectus which forms a part of the Registration Statement. Accordingly, the Prospectus has been omitted from this filing. A description of the new class of debt securities being registered hereunder will be provided through a prospectus supplement filed pursuant to Rule 424(b) that is deemed part of and included in the Registration Statement and Prospectus that is part of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee	$	*
Printing fees and expenses		*	*
Legal fees and expenses		*	*
Trustee Fees and Expenses		*	*
Rating agencies’ fees and expenses		*	*
Accountants’ fees and expenses		*	*
Miscellaneous expenses		*	*

Total	$	*	*

*	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
     Illinois Business Corporation Act
     Section 8.75 of the Illinois Business Corporation Act (IBCA) provides generally and in pertinent parts that an Illinois corporation may indemnify its directors, officers, employees and agents, or anyone serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (in the case of actions by or in the right of the corporation) or against expenses, judgments, fines, and settlements (in all other cases) actually and reasonably incurred by them in connection with any action, suit, or proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. If a present or former director, officer or employee of an Illinois corporation has been successful in the defense of any such action, suit or proceeding, claim, issue or matter, such person shall be indemnified by the corporation against expenses.
     Section 8.75 of the IBCA further permits an Illinois corporation to pay expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if the director or officer undertakes to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. An Illinois corporation may also grant additional indemnification through its by-laws, agreements, votes of shareholders or disinterested directors, or otherwise, and may purchase and maintain insurance on behalf of any indemnifiable person against any liability asserted against such person and incurred by such person in his or her capacity as an indemnifiable person whether or not the corporation would have the power to indemnify such person against liability under the terms of Section 8.75 of the IBCA.
     Our Articles of Incorporation and By-laws
     Article NINTH of our Amended and Restated Articles of Incorporation, as amended, and Article VI of our Amended and Restated By-Laws provide that we shall, to the full extent permitted by law, indemnify those persons whom we may indemnify pursuant thereto, and contain provisions substantially similar to Section 8.75 of the IBCA. The foregoing description of our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws are qualified in their entirety by reference to such documents, which are listed as Exhibits 3.1 and 3.2 hereto.

     Indemnification Agreements
     The Company has entered into individual indemnification agreements with each of its non-employee directors and certain of its executive officers (collectively, the “Indemnification Agreements”), which implement with more specificity the indemnification provisions provided by the Company’s by-laws and provide, among other things, that to the fullest extent permitted by applicable law, the Company will indemnify such director or officer against any and all losses, expenses and liabilities arising out of such director’s or officer’s service as a director or officer of the Company, as the case may be. The Indemnification Agreements also contain detailed provisions concerning expense advancement and reimbursement. The Indemnification Agreements are in addition to any other rights each non-employee director or officer may be entitled to under the Company’s articles of incorporation, by-laws and applicable law.
     Directors’ and Officers’ Liability Insurance
     We have obtained Directors’ and Officers’ liability insurance. The policy provides for $55 million in coverage including prior acts dating to our inception and liabilities under the Securities Act.
     The Trust
     The Amended and Restated Trust Agreement will provide for indemnification of the Delaware trustee and each of the administrative trustees by Wintrust against any loss, damage, claims, liability, penalty or expense of any kind incurred by the trustees in connection with the performance of their duties or powers under the agreement in a manner reasonably believed by the trustee to be within the scope of its authority under the agreement, except that none of these trustees will be so indemnified for any loss, damage or claim incurred by reason of such trustee’s gross negligence, bad faith or willful misconduct. Similarly, the agreement provides for indemnification of the property trustee except that the property trustee is not indemnified from liability for its own negligent action, negligent failure to act or willful misconduct. Under the agreement, Wintrust agrees to advance those expenses incurred by any trustee in defending any such claim, demand, action, suit or proceeding.
Item 16. Exhibits

Exhibit
No.	Description

1.1**	Form of Underwriting Agreement for Offered Securities

3.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q for the quarter ended June 30, 2006

3.2	Amended and Restated By-Laws of Wintrust Financial Corporation, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2008

3.3	Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of the Company, incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1998

3.4	Amended and Restated Certificate of Designations Establishing the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2008

3.5	Certificate of Designations Establishing the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2008

4.1	Certain instruments defining the rights of holders of long-term debt of the Company and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of the Company and its subsidiaries on a consolidated basis, have not been filed as Exhibits. The Company hereby agrees to furnish a copy of any of these agreements to the

Exhibit
No.	Description

Commission upon request.

4.2	Form of Debt Security Indenture between the Company and BNY Midwest Trust Company, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.3**	Form of Debt Securities

4.4	Form of Junior Subordinated Debenture Indenture between the Company and Wilmington Trust Company, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.5**	Form of Junior Subordinated Debt Securities

4.6	Certificate of Trust of Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3, No. 333-119345, filed on September 28, 2004

4.7	Trust Agreement for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3, No. 333-119345, filed on September 28, 2004

4.8	Form of Amended and Restated Trust Agreement for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.9	Form of Trust Preferred Security Certificate (included in Exhibit 4.6)

4.10	Form of Trust Preferred Guarantee Agreement with respect to the Capital Securities of for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.11	Form of Trust Common Security Certificate (included in Exhibit 4.6)

4.12	Form of Expenses Agreement (included in Exhibit 4.6)

4.13**	Form of Warrant Agreement (together with form of warrant certificate)

4.14**	Form of Purchase Contract Agreement

4.15**	Form of Depositary Agreement

4.16**	Form of Pledge Agreement

4.17**	Form of Certificate of Designations for preferred stock (together with preferred stock certificate)

4.18***	Form of Junior Subordinated Indenture between Wintrust Financial Corporation and U.S. Bank National Association

5.1*	Opinion of Sidley Austin LLP with respect to legality of the debt securities, common shares, preferred shares, depositary shares, warrants, stock purchase contracts, stock purchase units, junior subordinated debentures, guarantee of trust preferred securities and the trust preferred securities

5.2***	Opinion of Sidley Austin LLP with respect to legality of the Junior Subordinated Notes

12.1	Statement regarding computation of ratio of earnings to fixed charges, incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010

23.1***	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (set forth in Exhibit 5.1)

23.3***	Consent of Sidley Austin LLP (set forth in Exhibit 5.2)

Exhibit
No.	Description

24.1*	Powers of attorney

25.1*	Form T-1 Statement of Eligibility of BNY Midwest Trust Company, as Trustee under the Indenture for the Debt Securities

25.2*	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for the Junior Subordinated Debentures

25.3*	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Amended and Restated Trust Agreement

25.4*	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Guarantee Agreement

25.5***	Form T-1 Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for the Junior Subordinated Notes

*	Previously filed.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

***	Filed herewith.

Item 17. Undertakings
          (a) The undersigned registrants hereby undertake:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 41 5(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their respective securities provided by or on behalf of the undersigned registrants; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
          (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 1 5(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on the 6th day of December, 2010.

WINTRUST FINANCIAL CORPORATION
By:	/s/ David A. Dykstra
	Name:	David A. Dykstra
	Title:	Senior Executive Vice President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on December 6, 2010 by the following persons in the capacities indicated.

Signature	Title

* (Edward J. Wehmer)	Director and Chief Executive Officer (principal executive officer)
* (David L. Stoehr)	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)
* (Peter D. Crist)	Director and Chairman of the Board
* (Bruce K. Crowther)	Director
* (Joseph F. Damico)	Director
* (Bert A. Getz, Jr.)	Director
* (H. Patrick Hackett, Jr.)	Director
* (Scott K. Heitmann)	Director
* (Charles H. James III)	Director

Signature	Title
* (Albin F. Moschner)	Director
* (Thomas J. Neis)	Director
* (Christopher J. Perry)	Director
* (Hollis W. Rademacher)	Director
* (Ingrid S. Stafford)	Director

*By:	/s/ David A. Dykstra Name: David A. Dykstra
Title: Attorney-in-fact
     Pursuant to the requirements of the Securities Act of 1933, Wintrust Capital Trust VI, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 6, 2010.

WINTRUST CAPITAL TRUST VI
By:	Wintrust Financial Corporation, as Depositor

By:	/s/ David A. Dykstra
	Name:	David A. Dykstra
	Title:	Senior Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
No.	Description

1.1**	Form of Underwriting Agreement for Offered Securities

3.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q for the quarter ended June 30, 2006

3.2	Amended and Restated By-Laws of Wintrust Financial Corporation, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2008

3.3	Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of the Company, incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1998

3.4	Amended and Restated Certificate of Designations Establishing the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2008

3.5	Certificate of Designations Establishing the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2008

4.1	Certain instruments defining the rights of holders of long-term debt of the Company and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of the Company and its subsidiaries on a consolidated basis, have not been filed as Exhibits. The Company hereby agrees to furnish a copy of any of these agreements to the Commission upon request.

4.2	Form of Debt Security Indenture between the Company and BNY Midwest Trust Company, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.3**	Form of Debt Securities

4.4	Form of Junior Subordinated Debenture Indenture between the Company and Wilmington Trust Company, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.5**	Form of Junior Subordinated Debt Securities

4.6	Certificate of Trust of Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3, No. 333-119345, filed on September 28, 2004

4.7	Trust Agreement for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3, No. 333-119345, filed on September 28, 2004

4.8	Form of Amended and Restated Trust Agreement for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.9	Form of Trust Preferred Security Certificate (included in Exhibit 4.6)

4.10	Form of Trust Preferred Guarantee Agreement with respect to the Capital Securities of for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

Exhibit
No.	Description

4.11	Form of Trust Common Security Certificate (included in Exhibit 4.6)

4.12	Form of Expenses Agreement (included in Exhibit 4.6)

4.13**	Form of Warrant Agreement (together with form of warrant certificate)

4.14**	Form of Purchase Contract Agreement

4.15**	Form of Depositary Agreement

4.16**	Form of Pledge Agreement

4.17**	Form of Certificate of Designations for preferred stock (together with preferred stock certificate)

4.18***	Form of Junior Subordinated Indenture between Wintrust Financial Corporation and U.S. Bank National Association

5.1*	Opinion of Sidley Austin LLP with respect to legality of the debt securities, common shares, preferred shares, depositary shares, warrants, stock purchase contracts, stock purchase units, junior subordinated debentures, guarantee of trust preferred securities and the trust preferred securities

5.2***	Opinion of Sidley Austin LLP with respect to legality of the Junior Subordinated Notes

12.1	Statement regarding computation of ratio of earnings to fixed charges, incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010

23.1***	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (set forth in Exhibit 5.1)

23.3***	Consent of Sidley Austin LLP (set forth in Exhibit 5.2)

24.1*	Powers of attorney

25.1*	Form T-1 Statement of Eligibility of BNY Midwest Trust Company, as Trustee under the Indenture for the Debt Securities

25.2*	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for the Junior Subordinated Debentures

25.3*	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Amended and Restated Trust Agreement

25.4*	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Guarantee Agreement

25.5***	Form T-1 Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for the Junior Subordinated Notes

*	Previously filed.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

***	Filed herewith.